Exhibit 99

BANK 34

500 E. 10th STREET

SUITE 100

ALAMOGORDO, NM 88310

Contact: Jan R. Thiry

EVP/Chief Financial Officer

623.777.0570

j.thiry@bank34.com

FOR IMMEDIATE RELEASE – August 26, 2020

BANCORP 34, INC.

ANNOUNCES QUARTERLY CASH DIVIDEND

Alamogordo, NM – August 26, 2020 – Bancorp 34, Inc. (“Bancorp 34”) (NASDAQ: BCTF), the holding company for Bank 34, announced that its Board of Directors approved a quarterly cash dividend of $0.05 per share of common stock, payable on September 25, 2020 to shareholders of record as of the close of business on September 11, 2020.

This will be Bancorp 34’s seventh dividend since completing its mutual-to-stock conversion and related stock offering in October 2016. A special dividend of $1.25 per share was paid on May 9, 2018, and quarterly dividends of $0.05 per share have been paid since June 2019. Future declarations of dividends are subject to the determination and discretion of Bancorp 34’s Board of Directors.

James T. Crotty, Co-President and Chief Executive Officer of Bancorp 34, stated “The quarterly dividend program demonstrates confidence in our long-term financial prospects and our commitment to enhance shareholder value, while retaining enough operating earnings to invest in our business, maintain our strong capital position and continue to support our local communities as they weather the ill effects of the COVID-19 pandemic and the economic recession.”

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Bancorp 34’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Bancorp 34’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.